                                                                    EXHIBIT 99.1

TWEETER HOME ENTERTAINMENT GROUP REPORTS RESULTS FOR ITS THIRD FISCAL QUARTER ENDED JUNE 30, 2004

CANTON, MA, July 27, 2004 -- Tweeter Home Entertainment Group, Inc. (Nasdaq:
TWTR) announced its earnings results for the third fiscal quarter ended June 30, 2004.

For the quarter ended June 30, 2004, total revenue decreased 1% to $169 million from $170 million in the same period last year while comparable store sales decreased 2%. Net loss for the quarter was $6.1 million or $0.25 per share. This compares to a net loss of $4.1 million or $0.17 per share for the same period last year.

Please note that comparisons discussed in this release relating to cost of sales and selling expenses are before the quarterly effect of the EITF 02-16 reclassification of $8.5 million in June 2004 and $5.7 million in June 2003. Even though there is an EITF 02-16 reclassification in both periods, the relationship of vendor funds directly attributable to marketing is different in the periods, distorting the comparability between periods. This distortion will correct itself by the December 2005 quarter. Until then, we will continue to provide the amount of reclassification entries.

As a percentage of revenue, the operating loss was 5.7 % compared to an operating loss of 4.0 % last year. This was primarily due to a 20 basis point increase in gross margin, an 80 basis point increase in selling expenses and a 170 basis point increase in corporate expenses.

The increase in the gross margin rate is attributable to additional vendor allowances received. The increase in selling expenses is primarily the result of an increase in compensation expense associated with building our in-home installation infrastructure; occupancy costs and vehicle expenses. This was offset by a reduction in net advertising and bank service fees. The majority of the increase in corporate expenses was related to professional and other consulting service fees and compensation expense.

Joe McGuire, Chief Financial Officer, said, "We are pleased with the progress being made on our supply chain, inventory management and cash conversion cycle initiatives. We reduced our cash conversion cycle by 8 days year over year, with the largest contributor being a reduction in days on hand of inventory from 107 a year ago to 95 at the end of June. Net inventory at quarter end was $114 million, compared to the year earlier inventory ending level of $133 million. This resulted in a 46 basis point improvement in turns year over year, and we still expect to finish the fiscal year with turns near 4 times. Our expectation is that supply chain initiatives, a key corporate program for fiscal 2004, will continue to improve our cash conversion cycle."

Jeffrey Stone, President and CEO, commented, "Our team continues to make great strides in improving the balance sheet. During our fourth fiscal quarter we will introduce refinements to our marketing program, work out any bugs and be prepared to enter fiscal 2005 with a strong marketing voice, something that has been missing for the last two years."

Stone continued. "Our comp sales through July 25th are approximately 2% positive. Our ability to predict sales the past several quarters has been difficult, and as a result, we will no longer provide specific quarterly EPS guidance until our visibility into future sales has improved. Our expectation for comparable store sales for the September quarter is between flat and up 2%.

Tweeter Home Entertainment Group, Inc. (Nasdaq: TWTR - news) was founded in 1972 by current Chairman Sandy Bloomberg. Based in Canton, Massachusetts, the company is a national specialty consumer electronics retailer providing audio and video solutions for the home and car. Tweeter has the expertise to explain it all, deliver it all, and install it all.

The company's fiscal 2003 revenues were $787 million. Tweeter has been named a "Consumer Electronics Retailer of the Year" by Audio-Video International every year since 1979 and was named one of the "100 Fastest Growing Companies" by Fortune in 2002. Tweeter Home Entertainment Group, Inc. now operates 181 stores under the Tweeter, HiFi Buys, Sound Advice, Bang & Olufsen, Electronic Interiors, Showcase Home Entertainment, Hillcrest High Fidelity and NOW! AudioVideo names in the New England, Texas, Southern California, Mid-Atlantic, Chicago, Southeast, Florida and Phoenix markets. The company employs more than 3,700 associates.

Further information on the Tweeter Home Entertainment Group can be found on the company's websites at www.twtr.com and www.tweeter.com.

             TWEETER HOME ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                           THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                JUNE 30,                       JUNE 30,
                                                     ----------------------------    ----------------------------
                                                         2003            2004            2003            2004
                                                     ------------    ------------    ------------    ------------
Total revenue ....................................   $    170,473    $    168,580    $    602,093    $    613,093
Cost of sales ....................................        107,117         102,807         387,047         376,465
                                                     ------------    ------------    ------------    ------------
         Gross profit ............................         63,356          65,773         215,046         236,628
Selling expenses .................................         58,636          62,238         182,380         202,956
Corporate, general and administrative expenses ...         10,226          12,918          32,139          35,991
Non-cash compensation charge .....................          1,085              19           1,085           5,298
Amortization of intangibles ......................            170             170             510             510
                                                     ------------    ------------    ------------    ------------
         Loss from operations ....................         (6,761)         (9,572)         (1,068)         (8,127)
Income from equity investments ...................            322             168             425             622
Interest expense, net ............................           (434)           (831)         (1,655)         (1,813)
                                                     ------------    ------------    ------------    ------------
         Loss before income taxes ................         (6,873)        (10,235)         (2,298)         (9,318)
Income tax benefit ...............................         (2,749)         (4,094)           (917)         (3,727)
                                                     ------------    ------------    ------------    ------------
Net Loss .........................................   $     (4,124)   $     (6,141)   $     (1,381)   $     (5,591)
                                                     ============    ============    ============    ============

                                                     ------------    ------------    ------------    ------------
Basic loss per share .............................   $      (0.17)   $      (0.25)   $      (0.06)   $      (0.23)
                                                     ============    ============    ============    ============

                                                     ------------    ------------    ------------    ------------
Diluted loss per share ...........................   $      (0.17)   $      (0.25)   $      (0.06)   $      (0.23)
                                                     ============    ============    ============    ============

Weighted average shares outstanding
     Basic .......................................     23,752,013      24,220,419      23,637,822      24,082,977
     Diluted .....................................     23,752,013      24,220,419      23,637,822      24,082,977

                    TWEETER HOME ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED BALANCE SHEETS
                                        (IN THOUSANDS)

                                                                                   SEPTEMBER 30,       JUNE 30,
                                                                                      2003              2004
                                                                                   -------------     -----------
                                                                                                    (UNAUDITED)
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents ..................................................    $   1,850        $     1,415
     Accounts receivable, net ...................................................       18,264             23,085
     Inventory ..................................................................      117,569            113,514
     Other current assets .......................................................       32,869             25,497
                                                                                     ---------        -----------
         Total current assets ...................................................      170,552            163,511
Property and Equipment, Net .....................................................      126,221            123,275
Long-Term Investments ...........................................................        2,113              2,070
Other Assets, Net ...............................................................        7,623             10,584
Intangibles, Net ................................................................        1,927              1,417
                                                                                     ---------        -----------
         TOTAL ..................................................................    $ 308,436        $   300,857
                                                                                     =========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current portion of long-term debt ..........................................    $   7,365        $     9,362
     Accounts payable, accrued expenses and other current liabilities ...........       76,613             74,967
                                                                                     ---------        -----------
         Total current liabilities ..............................................       83,978             84,329
                                                                                     ---------        -----------
LONG-TERM DEBT:
     Long-term debt .............................................................       48,267             38,943
OTHER LONG-TERM LIABILITIES .....................................................       11,155             10,791
                                                                                     ---------        -----------
         Total liabilities ......................................................      143,400            134,063
                                                                                     ---------        -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY ............................................................      165,036            166,794
         TOTAL ..................................................................    $ 308,436        $   300,857
                                                                                     =========        ===========

             TWEETER HOME ENTERTAINMENT GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                    NINE MONTHS ENDED
                                                                                         JUNE 30,
                                                                                   --------------------
                                                                                     2003        2004
                                                                                   --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss ..................................................................   $ (1,381)   $ (5,591)
     Adjustments to reconcile net loss to net cash provided by
             operating activities:
             Depreciation and amortization .....................................     16,205      17,223
             Non-cash compensation .............................................      1,085       5,298
             Other non cash items ..............................................       (757)     (3,833)

             Changes in operating assets and liabilities:
                 Net increase in assets ........................................     12,784       6,124
                 Net decrease in liabilities ...................................    (24,100)     (1,827)
                                                                                   --------    --------
                     Net cash provided by operating activities .................      3,836      17,394
                                                                                   --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Net activity from purchase and sale of property and equipment .............    (14,035)    (12,910)
     Distributions from equity investments .....................................         --         647
                                                                                   --------    --------
                     Net cash used in investing activities .....................    (14,035)    (12,263)
                                                                                   --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net proceeds from (repayments of) debt ....................................     13,028      (7,327)
     Equity transactions .......................................................        371       1,761
                                                                                   --------    --------
                     Net cash provided by (used in) financing activities .......     13,399      (5,566)
                                                                                   --------    --------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ...............................      3,200        (435)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD .................................      2,283       1,850
                                                                                   --------    --------
CASH AND CASH EQUIVALENTS, END OF PERIOD .......................................   $  5,483    $  1,415
                                                                                   ========    ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid (received) during the period for:
         Interest ..............................................................   $  1,625    $  2,116
                                                                                   ========    ========
         Taxes .................................................................   $     87    $ (7,487)
                                                                                   ========    ========

                                   # # # # # #

For further information, contact Kate MacKinnon at (781) 830-3324; fax (781) 830-3223 or email at kmackinnon@twtr.com.

                                   # # # # # #

Certain statements contained in this press release, including, without limitation, statements containing the words "expects," "anticipates," "believes," "plans," and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and projections are subject to various risks and uncertainties, including risks related to projected inventory turns for the year ending September 30, 2004 of approximately 4 turns, risks related to expectation that improved supply chain initiatives will improve our cash conversion cycle, risks related to projected comparable store sales increase of flat to up 2% for the September 2004 quarter, risks associated with management of growth, the risks of economic downturns generally, and in Tweeter's industry specifically, the risks associated with competitive pricing pressure and seasonal fluctuations, the risks associated with the potential failure by Tweeter to anticipate and react to changes in consumer demand and preferences, Tweeter's dependence on key personnel, the risks associated with obtaining financing for our business model, and those risks referred to in Tweeter's Annual Report on Form 10-K filed on December 12, 2003 (copies of which may be accessed through the SEC's web site at http://www.sec.gov), that could cause actual future results and events to differ materially from those currently anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and financial projections.